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                                                                   EXHIBIT 10.16
                              GUARANTEE AGREEMENT
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     This Guarantee Agreement is made this 15th day of December, 1995, by and between Harold Blumenkrantz ("Participant") and Vitalink Pharmacy Services, Inc. ("Company").

     WHEREAS,  Company has granted Participant the option to purchase
15,000 shares of the stock of Company (the "Option" or "Options"), pursuant to, and subject to the terms and conditions of, that certain Stock Option and Appreciation Rights Agreement (the "Stock Option Agreement") between the Company and Participant of even date herewith, which is incorporated herein by this reference; and

     WHEREAS, such Option shall vest as to 15,000 shares on December 1, 1998; and

     WHEREAS, such Option shall expire on December 1, 1999; and

     WHEREAS, as part of Participant's compensation for his employment by Company, Company has agreed to guarantee that, subject to certain terms and conditions contained herein, such Option will have a certain minimum value to Participant.


     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, Company and Participant agree as follows:

1.   Definitions.  For purposes of this Guarantee Agreement, the terms "Stock",
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"Plan" and "Appreciation Right" shall have the meanings set forth in the Stock
Option Agreement. The term "fair market value" shall have the meaning set forth in the Plan.

2.   Guarantee of Minimum Value of Stock Option.  Company agrees that the
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Options granted pursuant to the Stock Option Agreement shall have a guaranteed value to Participant of Five Dollars ($5.00) per share in excess of the purchase price set forth in Section 3 of the Stock Option Agreement (the "Purchase Price"), in accordance with, and subject to, the terms and conditions set forth below.

     a) Company's guarantee of the value of Participant's stock option shall become effective on December 1, 1998 (the "100% Vesting Date") but only if Participant has been employed by the Company from December 1, 1995 through November 30, 1998.

     b) Subject to Participant's employment as per subsection a) above, Company will pay to Participant on or before thirty (30) days after the 100% Vesting Date an amount equal to the Purchase Price of 15,000 shares of Stock plus $75,000 minus the fair market value of 15,000 shares of Stock on the 100% Vesting Date (the "Guaranteed Value Payment"), subject to subsection c) below.
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     c)  In no event shall the Guaranteed Value Payment exceed $75,000.

     d) If Participant voluntarily leaves his employment with Company prior to the 100% Vesting Date, or if his employment is terminated by Company for cause (as that term is defined in Section 8 of that certain Employment Agreement between Participant and Company on even date herewith) prior to the 100% Vesting Date, Company shall not be obligated to make the Guaranteed Value Payment (as hereinafter defined) to Participant. However, if Employee's employment is terminated by Company for reasons other than cause, Company shall pay Participant within thirty (30) days after the 100% Vesting Date, the sum of Seventy Five Thousand Dollars ($75,000.00).

3.   No Effect on Existing Rights.   Nothing in this Guarantee Agreement shall
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effect the rights or obligations of either party under the Stock Option
Agreement.

4.   Governing Law. This Guarantee Agreement shall be governed and construed
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according to the laws of the State of Maryland, United States of America.

5.   Headings.  The headings in this Guarantee Agreement are for ease of
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reference only and are not a part of this Agreement.

6.   Conflict of Terms.  To the extent that any of the terms of this Guarantee
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Agreement and the terms of the Stock Option Agreement conflict in any manner, the terms of the Stock Option Agreement shall control.

     IN WITNESS WHERE OF, Participant and the Company have executed this Agreement as of the date first above written.


HAROLD BLUMENKRANTZ            VITALINK PHARMACY SERVICES, INC.

/s/ Harold Blumenkrantz        /s/ Donna DeNardo
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Participant                    Donna DeNardo, President

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